                                    EXHIBIT C

                                  BILL OF SALE

     This Bill of Sale ("Bill of Sale") is entered into as of September 11th, 1998, between Community Clinical Laboratories, Inc., a Florida corporation, (the "Seller"), whose address is 1375 South Ft. Harrison Avenue, Clearwater, Florida, 33756, and Medical Technology Laboratories, Inc., a Florida corporation (the "Buyer"), whose address is 12920 Automobile Boulevard, Clearwater, Florida 34622, pursuant to the Asset Acquisition Agreement dated as of August 4,1998, between the Seller and the Buyer ("Acquisition Agreement"). Capitalized terms not otherwise defined in this Bill of Sale shall have the meanings ascribed to them in the Acquisition Agreement.


     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer agree as follows:


     1. 1. The Seller hereby sells, transfers, assigns, conveys, and delivers to the Buyer and its successors and assigns all of its right, title, and interest in and to all of the Assets.

     2. The Seller and its successors and assigns warrant and will defend title to the Assets unto the Buyer and its successors and assigns against every person or entity claiming or to claim the same or any part thereof, except for those listed on Schedule 1(c), and the claim of AmSouth Banks, if any.

     3. The Seller hereby irrevocably constitutes and appoints the Buyer its true and lawful attorney-in-fact, with full power of substitution and resubstitution, in its name or the Buyer's name, but on behalf and for the benefit of the Buyer, to demand, collect, and receive for the account of the Buyer all of the Assets; to institute or prosecute, in its name or otherwise, all proceedings which the Buyer may deem necessary or convenient in order to realize upon, affirm, or obtain title to or possession of or to collect, assert, or enforce any claim, right, or title of any kind in or to the Assets; and to defend and compromise any and all actions, suits, or proceedings in respect of any of the Assets. The Seller agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable.

     4. This Bill of Sale shall not be deemed to supersede any of the provisions of the Acquisition Agreement, and the representations and warranties contained in the Acquisition Agreement are incorporated by reference in this Bill of Sale as if fully set forth herein.

     5. All of the terms and provisions of this Bill of Sale shall be binding upon the Seller, its successors and assigns, and shall inure to the benefit of the Buyer, its successors and assigns.

     IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date first written above.

                          COMMUNITY CLINICAL LABORATORIES, INC.

                           By:____________________
                           Name:__________________
                           Its:___________________


                           MEDICAL TECHNOLOGY LABORATORIES, INC.

                           By:____________________
                           Name:  Todd E. Siegel
                           Its:  President


STATE OF FLORIDA

COUNTY OF PINELLAS

     Execution of the foregoing instrument was acknowledged before me on the ____ day of August, 1998, by _________________________________, as
_______________________________ of Community Clinical Laboratories, Inc., a Florida corporation, on behalf of the corporation. He/She is either personally known to me or has produced _______________________________________________ as identification.


                                         Notary Public, State of
(AFFIX NOTARIAL SEAL)                    (Name)

Commission No. _________________         My Commission Expires:



STATE OF FLORIDA

COUNTY OF PINELLAS

     Execution of the foregoing instrument was acknowledged before me on the ____ day of August, 1998, by _______________________, as _____________________
of Medical Technology Laboratories, Inc., a Florida corporation, on behalf of the corporation. He is either personally known to me or produced _______________________________________ as identification.



                                          Notary Public, State of
(AFFIX NOTARIAL SEAL)                     (Name)

Commission No. _________________          My Commission Expires: